QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
ISCO, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Isco, Inc.
4700 Superior Street
Lincoln, Nebraska 68504

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held December 13, 2001

    The annual meeting of shareholders of Isco, Inc. will be held at Isco, Inc.'s corporate headquarters, 4700 Superior Street, Lincoln, Nebraska on December 13, 2001 at 2:00 p.m. for the purpose of:

  1.
  The election, as Directors, of three persons listed in the accompanying Proxy Statement dated November 2, 2001.

  2.
  Whatever other business may properly be brought before the meeting or any adjournment thereof.

    Only those shareholders of record at the close of business on October 12, 2001 (the "Record Date") shall be entitled to notice of the meeting and to vote at the meeting.

    In order to assure a quorum, all shareholders are urged to attend the meeting or to vote by proxy.

    Shareholders who attend the annual meeting may vote in person even though they have voted by proxy.

    If you plan to attend the annual meeting and your Isco shares are held by your broker for your account and you do not personally hold the certificates for the shares, you should mark the proxy to indicate that you plan to attend the annual meeting. You will then receive a "legal proxy" showing the number of shares you own. Bring that "legal proxy" to the annual meeting and you will then be credited with voting your shares in person at the meeting.

By Order of the Board of Directors

Robert W. Allington Chairman and Chief Executive Officer
November 2, 2001

PROXY STATEMENT

    November 2, 2001

GENERAL INFORMATION.

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Isco, Inc. (the "Company") for use at the annual meeting of shareholders to be held on December 13, 2001. Shareholders of record at the close of business on October 12, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    This Proxy Statement was first mailed to shareholders on November 16, 2001.

    As of the close of business on October 12, 2001, the Company had 5,662,673 shares of common stock outstanding ("Common Stock"), all of which are entitled to vote at the annual meeting.

    As of the record date, Robert W. Allington of 4700 Superior Street, Lincoln, NE 68504 owned 2,748,722 shares or 46.40 percent of the Company's outstanding Common Stock plus currently exercisable stock options. On the record date, Dimensional Fund Advisors, Inc. of 1299 Ocean Avenue, 11th floor, Santa Monica, CA 91401 and UMB Bank, n.a. of 928 Grand Avenue, Kansas City, MO 64141 owned 493,951 and 303,450 shares, respectively, or 8.72 percent and 5.36 percent, respectively, of the Common Stock outstanding. Neither Dimensional Fund Advisors, Inc., nor UMB Bank, n.a. hold any stock options.

    Each shareholder is entitled to one vote for each share on each matter presented, except that in the election of Directors each shareholder shall have the right to vote the number of shares owned by him or her for as many persons as there are Directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of Directors multiplied by the number of his or her shares, or to distribute them on the same principle among as many candidates as he or she shall determine.

    Proxies which are properly signed and returned will be voted at the annual meeting. Shareholders may specify their preference by marking the appropriate boxes on the proxy and the proxy will then be voted in accordance with such specifications. In the absence of such specifications the proxy will be voted "FOR" the election of the three nominees for Director and in accordance with the instructions of the Board of Directors as to any other matters. A proxy is revocable at any time before it is voted and a proxy is automatically revoked upon the giving of a subsequent proxy. The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation material to shareholders. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile or telegraph.

    Shareholders who attend the annual meeting may vote in person even though they have voted by proxy.

    If you plan to attend the annual meeting and your Isco shares are held by your broker for your account and you do not personally hold the certificates for the shares, you should mark the proxy to indicate that you plan to attend the annual meeting. You will then receive a "legal proxy" showing the number of shares you own. Bring that "legal proxy" to the annual meeting and you will then be credited with voting your shares in person at the meeting.

SHAREHOLDER PROPOSALS.

    In the event that any shareholder desires to submit a proposal for action at the 2002 annual meeting of shareholders, such proposal must be received at the Company's office at 4700 Superior Street, Lincoln, Nebraska 68504-1398, marked to the attention of the President or Secretary of the Company, no later than July 12, 2002. It is suggested that any shareholder desiring to submit a proposal, do so by Certified Mail, Return Receipt Requested. Shareholders should also note that, in addition to the requirement of timely receipt by the Board of Directors of a proposal as stated above, such proposal will not be included in the proxy solicitation material for the 2002 annual meeting of shareholders unless it otherwise complies with the requirements of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder.

1.  ELECTION OF DIRECTORS.

    The Bylaws of the Company provide that the number of Directors shall be not more than nine, such number to be set annually by the Board of Directors.

    The Bylaws also provide that the Directors shall be divided into classes and that there be two classes if the number of Directors is less than nine. The second class has a term expiring December 12, 2002 and the first class has a term expiring upon the adjournment of the 2003 annual meeting of shareholders, currently scheduled for December 11, 2003. The Board of Directors has nominated Robert W. Allington, James L. Linderholm, and Dale L. Young for election to the first class to serve a two-year term.

The Board of Directors recommends a vote "FOR" item No. 1.

    The proxy holders named in the proxy intend to vote "FOR" the election of the three nominees listed above unless authority to so vote is withheld. In the unexpected event that any of the nominees are unable to serve, or for good cause will not serve as a Director, the proxy holders reserve the right to vote for such substitute nominees as are designated by the Board of Directors.

    Following is a list of the names and ages of the three nominees, each of whom is presently serving as a Director. Also listed are the four Directors whose terms expire in 2002. Included is the past five-year business history of each nominee and each Director, the year in which each became a Director of the Company, and the number and the percentage of outstanding shares of Common Stock of the Company beneficially owned by each as of October 12, 2001.

				Common Stock Beneficially Owned as of October 12, 2001
Name of Individual	Age	Employment History	Director Since	Number of Shares(1)		Percent(2)
Nominees for election to the first class (term expiring December 11, 2003):
Robert W. Allington	66	Chairman of the Board and Chief Executive Officer since 1959; President 1959 to October 5, 1995.	1959	2,748,722		46.40
James L. Linderholm	63	Chairman of the Board and President since 1986 and 1984, respectively, of HWS Consulting Group, Inc.	1994	11,000.19
Dale L. Young	73	Corporate Secretary since 1991; Retired Executive Vice President and Cashier of FirsTier Bank, NA, Lincoln, NE.	1966	45,420	(3)	.77

				Common Stock Beneficially Owned as of October 12, 2001
Name of Individual	Age	Employment History	Director Since	Number of Shares(1)		Percent(2)
Second class (term expiring December 12, 2002):
James L. Carrier	52	President and Chief Executive Officer, Lester Electrical, Inc., since 1979.	1997	4,417.07
Douglas M. Grant	55	President and Chief Operating Officer since October 6, 1995; Vice President August 31, 1989 to October 5, 1995; Environmental Division General Manager May 26, 1987 to July 15, 1996.	1988	73,791		1.25
Ronald K. Jester	47	Partner, Labenz & Associates, LLC, since 1998; Senior Manager, KPMG LLP, January 1, 1987 to September 30, 1998.	2000	4,600	(4)	.08
Philip M. Wittig	67	Retired Chief Financial Officer and Treasurer of Isco, Inc. since January 15, 2000.	1967	39,145	(5)	.66

    Executive Officers of the Company collectively hold 2,886,742 shares or 48.73 percent of the outstanding Common Stock including currently exercisable options.

    Executive Officers and Directors collectively hold 2,991,324 shares or 50.49 percent of the outstanding Common Stock including currently exercisable options.

(1)
Unless otherwise noted, all shares are held with sole investment and voting power. The number of shares include the number of shares outstanding on October 12, 2001 and currently exercisable options.

(2)
Percentage computed by dividing the number of shares beneficially owned, including options currently exercisable, by the total shares outstanding on October 12, 2001, including currently exercisable options.

(3)
Includes 13,000 shares as to which Dale L. Young has shared voting rights and investment power.

(4)
Includes 600 shares as to which Ronald K. Jester has shared voting rights and investment power.

(5)
Includes 4,622 shares as to which Philip M. Wittig has shared voting rights and investment power.

Additional Information Concerning Board of Directors.

    The Company's Board of Directors has not established a Nominating Committee.

    The Audit Committee, during fiscal 2001, was comprised of Directors James L. Carrier, Chairman; James L. Linderholm, Secretary and Ronald K. Jester. All are independent members of the Board. The Audit Committee assists the Board in fulfilling its fiduciary responsibilities with respect to accounting policies, reporting practices, and the sufficiency of the Company's annual audit. The Committee met four times during fiscal year 2001.

    The Compensation Committee, during fiscal 2001, was comprised of Directors Dale L. Young, Chairman; Philip M. Wittig, Secretary; James L. Carrier; and Robert W. Allington (a non-voting member). The Committee recommends to the Board the compensation programs and salaries for the elected officers and also acts as the stock option committee. The Committee also approves the salary and incentive compensation of the other executives of the Company. The Committee met five times during fiscal 2001. At the request of the CEO, the Board amended the bylaws to change the composition of the Compensation Committee. Effective July 19, 2001 the Compensation Committee consists solely of three (3) outside Directors.

    The Board of Directors met 13 times in fiscal 2001. All of the directors attended greater than 75 percent of the total meetings held by the Board and its committees in fiscal 2001 with the exception of Robert W. Allington.

List of Current Executive Officers of the Company.

    The following is a list of the names and ages of the current executive officers of the Company and their business history for the last five years.

Name of Individual	Age	Position and Principal Occupation Since July 29, 1995	Year First Became Executive Officer of the Company
Robert W. Allington	66	Chairman of the Board and Chief Executive Officer since 1959; President 1959 to October 5, 1995.	1959
Douglas M. Grant	55	President and Chief Operating Officer since October 6, 1995; Vice President August 31, 1989 to October 5, 1995.	1987
Alfred G. Craske	58	Vice President, Sales and Marketing since July 18, 1996; Director, Sales and Marketing, May 20, 1996 to July 18, 1996; Vice President, Marketing, Gelman Science, Inc. 1994-1996.	1996
Vicki L. Benne	39	Chief Financial Officer and Treasurer since December 18, 1999; Assistant Treasurer January 2, 1999 to December 18, 1999; Controller and Chief Accounting Officer October 21, 1989 to January 2, 1999.	1991
John J. Korab, Jr.	52	Vice President, Corporate Development since December 11, 1989.	1989
Donald E. Wademan	37	Controller and Chief Accounting Officer since January 2, 1999. Assistant Controller, June 15, 1998 to January 2, 1999. Division Controller, Hoover Materials Handling Group Inc., June 1995 to June 1998.	1999

Executive Compensation.

    The following table sets forth a summary of the compensation earned by the chief executive officer and the four other executive officers of the Company whose compensation exceeded $100,000 for the fiscal year ended, July 27, 2001. Compensation is provided for the past three fiscal years for each officer.

						Long-Term Compensation
		Annual Compensation				Awards			Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Other Annual Compensation(2)	Restricted Stock Awards	Securities Underlying Options/SARs (#)		LTIP Payouts ($)	All Other Compensation ($)(4)
Robert W. Allington Chairman and Chief Executive Officer	2001 2000 1999	221,657 205,521 205,521	22,172 — —	(1)	40,939 41,181 47,706	— — —	3,797 — —	(1)	— — —	3,947 4,173 214
Douglas M. Grant President and Chief Operating Officer	2001 2000 1999	196,152 179,999 179,999	20,896 — —	(1)	1,998 6,998 8,384	— — —	3,152 30,000 —	(1) (3)	— — —	6,103 6,311 2,384
Alfred G. Craske Vice President, Sales and Marketing	2001 2000 1999	146,845 139,846 132,384	10,960 16,673 20,000	(1)	5,483 318 75	— — —	2,321 12,500 —	(1) (3)	— — —	6,339 6,407 2,394
Vicki L. Benne Chief Financial Officer and Treasurer	2001 2000 1999	112,499 96,252 87,760	17,146 8,578 2,000	(1)	2,287 4,927 2,634	— — —	3,429 10,000 —	(1) (3)	— — —	3,786 2,854 859
John J. Korab, Jr. Vice President, Corporate Development	2001 2000 1999	114,038 105,347 99,002	12,293 13,025 —	(1)	2,661 1,266 75	— — —	2,169 10,000 —	(1) (3)	— — —	5,105 5,225 1,828

(1)
During fiscal 2001, the Board of Directors of the Company implemented a new Executive Incentive Compensation plan for fiscal years 2001 through 2005. Details of this program are provided under the headings "Incentive Bonuses" and "Stock Options" within the Compensation Committee Report on Executive Compensation. In addition to the bonuses earned under this plan Dr. Allington and Mr. Grant were granted additional bonuses. The maximum number of stock options granted under this 5-year plan for each officer is as follows: Dr. Allington 59,529, Mr. Grant 49,412, Mr. Craske 30,706, Ms. Benne 26,000, and Mr. Korab 20,294. The actual number of shares vested as a result of fiscal year 2001's performance is listed above under the column "Securities underlying options/SARs". The options under this plan were granted pursuant to the 1996 Stock Option Plan.

(2)
During fiscal 1996, the Company modified its vacation policy to limit the number of accrued vacation hours an employee could have on each anniversary of his or her employment. Those hours in excess of the established limit related to length of service were valued, frozen, and scheduled for payment over a maximum period of six years. In addition, the policy included a future paid-in-lieu-of provision whereby following the employee's anniversary he or she would be paid for hours of accrued vacation which were in excess of the established limit provided, however, that the employee had actually taken a minimum number of vacation hours during the preceding year. These combined payment amounts are included in "Other annual compensation" and for fiscal 2001, 2000, and 1999, respectively, were as follows: Dr. Allington, $34,289, $31,351, and $39,256; Mr. Grant, $0, $0, and $1,386; Mr. Craske, $5,408, $243, and $0; and Mr. Korab, $2,586, $1,191, and $0.

(3)
These options were incentive stock option grants with fixed vesting schedules and granted pursuant to the 1996 Stock Option Plan.

(4)
The amounts set forth under "All other compensation", include profit-sharing contributions, and forfeitures plus 401(k) matching contributions and forfeitures. Profit sharing contributions including forfeitures and 401(k) matching contributions including forfeitures, respectively, for fiscal 2001 were as follows: Dr. Allington, $3,947 and $0; Mr. Grant, $3,947 and $2,156; Mr. Craske, $3,947 and $2,392; Ms. Benne, $2,868 and $918; and Mr. Korab, $2,907 and $2,198.

Options/SAR Grants in Last Fiscal Year.

    The following table sets forth information with respect to options and SAR's that were granted during the last completed fiscal year to each of the executives.

	Individual Grants				Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options/SARs Granted (#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year(1)	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Robert W. Allington	3,797	4.2%	4.25	08/16/05	4,458	9,852
Douglas M. Grant	3,152	3.5%	4.25	08/16/10	8,425	21,350
Alfred G. Craske	2,321	2.6%	4.25	08/16/10	6,204	15,721
Vicki L. Benne	3,429	3.8%	4.25	08/16/10	9,165	23,226
John J. Korab, Jr.	2,169	2.4%	4.25	08/16/10	5,797	14,692

(1)
During fiscal 2001, the Board of Directors of the Company implemented a new Executive Incentive Compensation plan for fiscal years 2001 through 2005. Details of this program are provided under the headings "Incentive Bonuses" and "Stock Options" within the Compensation Committee Report on Executive Compensation. Under this program officers and other executives each were granted a total maximum number of stock options. Stock options vest annually based on achieving various annual goals. Annually the maximum number of shares available to vest is 20% of the total granted. Annually any non-vested stock options (20% to the total grant less annual vested) are released back into the stock option plan for future grants. The total number of stock options granted for each reported officer above is as follows: Dr. Allington 59,529, Mr. Grant 49,412, Mr. Craske 30,706, Ms. Benne 26,000, and Mr. Korab 20,294. The information reported under the columns "Percent of total options/SARs granted to employees in fiscal year" and "Potential realizable value at assumed annual rate of stock price appreciation for option term" is based on the number of stock options vested for fiscal year 2001.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Options/SAR Values.

    The following table sets forth information with respect to exercised options and SARs, if any, during fiscal 2001 and exercised and unexercised options and SARs, if any, held by the executive officers of the Company at July 27, 2001.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#) Exercisable ("Ex") Unexercisable ("Un")(1)	Value of Unexercised In-The-Money Options/SARs at Fiscal Year End ($) Exercisable ("Ex") Unexercisable ("Un")(1)
Robert W. Allington	—	—	16,166 shares ("Ex") 0 shares ("Un")		$11,201 ("EX") N/A
Douglas M. Grant	—	—	72,104 shares ("Ex") 21,800 shares ("Un")	$ $	72,861 ("Ex") 21,188 ("Un")
Alfred G. Craske	—	—	29,066 shares ("Ex") 0 shares ("Un")		$31,222 ("Ex") N/A
Vicki L. Benne	—	—	18,205 shares ("Ex") 5,088 shares ("Un")	$ $	19,585 ("Ex") 3,156 ("Un")
John J. Korab, Jr.	—	—	14,940 shares ("Ex") 3,328 shares ("Un")	$ $	15,868 ("Ex") 3,156 ("Un")

(1)
The number of share exercisable and the value of the unexercised shares that are in-the-money include the number of shares vested under the Executive Incentive Compensation plan. For details on this plan see the note listed under the chart titled "Options/SAR Grants in Last Fiscal Year."

Compensation Committee Report On Executive Compensation.

    The Compensation Committee ("Committee") of the Board is responsible for reviewing and recommending approval by the Company's Board of Directors the cash and equity compensation of the Chairman/CEO, the President/COO, and other elected officers of the Company. Cash compensation is comprised of salary and incentive bonuses. Equity compensation is comprised of stock options. The Committee also approves the salary and incentive compensation of the other executives of the Company. In addition, the Committee functions as the stock option committee. This report is for the fiscal year ended July 27, 2001.

Compensation Philosophy

    The philosophy of the Company with regard to executive compensation is to design the executive compensation program in a manner intended to enhance Company performance and shareholder value by achieving the following objectives:

  •
  Provide reasonable and appropriate levels of salary and cash incentive compensation that will attract, motivate, and retain highly qualified executives;

  •
  Integrate executive compensation with the Company's business and strategic plans;

  •
  Reward both business and individual performance; and

  •
  Encourage stock ownership by executives, thereby aligning executive compensation with shareholder value.

Executives Compensation Program

    The Company's compensation program for all executives, including non-officers, consists of salary, bonuses, and stock options to purchase company common stock. In addition, executives are entitled to customary benefits, including medical, vacation, and retirement benefits that are generally available to employees of the Company.

    Salary:  The Committee believes that salary provides the executive with base compensation that is competitive for the position and the task performed. Annually, the Committee reviews the salary levels of the Company's executives by comparing specific job responsibilities of each executive with prevailing salary levels of companies of comparable size and complexity. An executive compensation consulting firm assists the Committee by surveying the prevailing executive compensation levels at instrumentation manufacturing companies locally, regionally, and nationally. The survey includes those manufacturing companies (public and private) that are comparable in size to the Company with respect to annual revenue and number of employees.

    Incentive Bonuses:  The Committee believes that cash incentives (bonuses) reward the executive for achieving corporate (team) and individual performance goals. The Committee and the Board of Directors adopted a new Executive Incentive Compensation Plan in August 2000. This plan is effective for fiscal years 2001 through 2005. Under the new plan, the team incentive bonuses are based upon two components: revenue and net/operating income with the income component weighted 3 to 1 over revenue. A portion of the team incentive is based either on net income or on operating income, depending upon the executive's area of responsibility. However, the executive is not eligible to receive any team incentive for team performance unless the applicable net/operating income threshold is achieved. Individual goals are also established annually for each executive with the exception of the CEO and President whose cash incentives are based solely on team performance goals. For fiscal year 2001, all executives earned team and/or individual incentives. In addition, the CEO and the President were granted individual bonuses outside of the Executive Incentive Compensation Plan.

    Late in fiscal 2001, the Committee approved a proposal by management to amend the Executive Incentive Compensation Plan related to cash incentives. The approved amendment will be effective beginning in fiscal 2003 and provides that team incentives will be based on a year-over-year improvement in the Company's revenue and net/operating income rather than against annual targets. The Committee believes that this change will be an important step in a closer linking of executive incentive compensation to management's effort to increase shareholder value.

    Stock Options:  The Committee believes that stock options provide the executives with incentives for long-term performance that is directly linked to the interests of the shareholders because the value of the options increase or decrease in relationship to the future price of the Company's common stock. Under the Company's Executive Incentive Compensation Plan effective for fiscal years 2001 through 2005, executives were granted stock options exercisable over five years, subject to annual performance vesting. A maximum of twenty percent of the total options granted can be vested each year. The actual amount vested per year is based on the achievement of the combined team and individual incentives earned out of the annual maximum established incentives. Annually any options that do not vest are returned to the 1996 Stock Option Plan. As a result of the Company's performance and individual performances during the fiscal year, all executives vested a portion of their stock options.

    CEO Compensation:  For fiscal 2001, the Committee initiated an informal review procedure for evaluating the performance of the CEO. The Committee believes that this is a first step in evaluating future performance of the CEO. The CEO received a salary increase during fiscal 2001.

COMPENSATION COMMITTEE
Dale L. Young, Chairman
Philip M. Wittig
James L. Carrier
Robert W. Allington (non-voting member)

Audit Committee Report.

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the responsibility for the financial statements and the reporting process including the systems of internal controls. The Company's Board of Directors has adopted a written charter for the Audit Committee, which is included as Exhibit A to this proxy.

    In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements of the Company and its subsidiaries to be set forth in the Company's 2001 Annual Report to Shareholders and the Company's Annual Report on Form 10-K for the year ended July 27, 2001 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Committee reviewed with Deloitte & Touche LLP, independent accountants for the Company, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. The Statement on Auditing Standards No. 61 includes, among other items, matters related to the conduct of an audit of the Company's financial statement under generally accepted auditing standards.

    In addition, the Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board's Standard No. 1 "Independence Discussion with Audit Committees" and considered the compatibility of nonaudit services with the auditors' independence.

    The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held four meetings during fiscal year 2001.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended July 27, 2001 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
James L. Carrier, Chairman
Ronald K. Jester
James L. Linderholm

PERFORMANCE GRAPH.

    The following performance graph compares the performance of the Company's Common Stock to the Nasdaq peer group and the Standard and Poor's 500 Stock Index. The industry peer group, selected by the Company, is comprised of 71 companies whose stock is traded on Nasdaq and are included in the Standard Industrial Code Classification No. 382 entitled "Measuring and Controlling Devices". The graph assumes that $100 was invested on July 31, 1996 in the Company's stock and the indices. Also, it is assumed that dividends were reinvested when paid and that the fiscal year ends July 31.

Retirement Plan.

    The Company's defined contribution retirement plan includes a profit sharing provision and a 401(k) provision that covers all employees meeting age and service requirements. Significant provisions of the plan include the following: (i) an employee may reduce his or her salary by up to 12 percent, and the Company will match the reduction, up to 10 percent, with a 20 percent matching contribution; (ii) the Company's profit sharing contribution to the plan is equal to approximately 7 percent of its net earnings before income taxes; (iii) the Company's aggregate contribution to the plan is limited to 15 percent of the aggregate compensation of the plan participants; (iv) participants vest 20 percent of employer profit sharing and employer 401(k) matching contributions after three years of service and 20 percent per year thereafter until 100 percent vested. Management and administrative costs of the plan are borne by the Company. Amounts contributed to the plan for the chief executive officer and the four other most highly compensated executive officers of the Company are set forth as part of the table appearing in the Executive Compensation section.

    During fiscal year 2001, the Board amended the Company's defined contribution retirement plan effective August 1, 2001. The changes impacted the plan's vesting schedule, company 401(k) matching contribution, and company annual profit sharing contribution. Company profit sharing contributions and the company 401(k) matching contributions will vest 20% upon completion of one year credited service, increasing 20% per year until fully vested upon completion of five years of credited service.

The company will be required to match 50% of the contribution made on behalf of each participant electing salary reductions up to a maximum of 5% of the participant's eligible compensation. The Plan has also been amended to require the company to provide a profit sharing contribution of up to 15% of the current net profit of the Company less the company matching contribution.

Compensation of Directors for Fiscal 2001.

    The Directors' Deferred Compensation Plan has been in effect since January 1996. The Board amended this plan in the current fiscal year to increase the number of deferred stock units received and removed the restriction that outside board members could not receive any form of director fees as compensation for their serves to the Board. This amendment was effective at the start of fiscal 2001. Under the amended Directors' Deferred Compensation Plan, all Directors receive 50 Deferred Stock Units for each Board and Committee meeting attended, and 350 Deferred Stock Units for the annual Board retainer. In addition, the Corporate Secretary receives an additional 350 Deferred Stock Units annually for serving as Corporate Secretary. At the time the Director ceases to be a member of the Board, the Director's accumulated Deferred Stock Units are converted to shares of the Company's common stock at a ratio of 1 to 1 and distributed.

    The number of Deferred Stock Units earned by each of the directors during fiscal 2001 are as follows: Dr. Allington 750, Mr. Carrier 1,450, Mr. Grant 1,000, Mr. Jester 1,150, Mr. Linderholm 1,050, Mr. Wittig 1,250, and Mr. Young 1,450.

    During fiscal 2001 the Board approved payment of cash compensation to outside board members for their attendance at board and committee meetings and for their services as chairpersons or secretaries of committees and serving as acting secretary of the board. The cash compensation earned by each director during fiscal year 2001 is as follows: Mr. Carrier $3,250, Mr. Jester $2,250, Mr. Linderholm $2,250, Mr. Wittig $2,750, and Mr. Young $2,000.

ADDITIONAL INFORMATION.

    Compliance with Section 16(a) of the Securities Exchange Act of 1934.  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10 percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Independent Public Accountants.  Deloitte & Touche LLP, certified public accountants, is the independent public accountant for the Company.

    Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from shareholders. Deloitte & Touche LLP has been selected as independent public accountants for the Company for fiscal year 2002. Deloitte & Touche LLP has advised the Company that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in Isco or its subsidiaries.

    Audit fees for last fiscal year were $95,505, while all other fees were $48,377. There were no fees for financial information systems design and implementation during the last fiscal year. Audit fees relate to services rendered in connection with the audit of the Company's consolidated financial statements and the quarterly reviews of financial statements included in the Company's Form 10-Q's. All other fees relate to non-financial statement audit related services and include fees for items such as tax and accounting consultations.

    Other Matters.  The Board of Directors does not know of any other matters to be presented at the annual meeting. In the event that other business is properly brought before the meeting, it is the intention of the proxy holders named in the proxy to vote the proxies in accordance with the recommendation of the Board of Directors.

Robert W. Allington Chairman and Chief Executive Officer

Exhibit A

    Isco, Inc.

Audit Committee Charter

    The board of directors of Isco, Inc., hereby constitutes and establishes an audit committee with authority, responsibility, and specific duties as described below.

Composition

    The audit committee shall be comprised of a minimum of three directors who are independent of management and the operating executives. If there are more than three independent directors, their terms shall be staggered so that the committee annually includes a newly appointed member, and members with one and two years of service. The chairman of the board of directors shall appoint members of the committee to act as chairperson and secretary of the committee.

Qualifications

    All members of the Committee must be able to read and understand fundamental financial statements, or will become able to do so within a reasonable period of time after his or her appointment. In addition, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

Authority

    The audit committee is granted the authority to investigate any activity of the company, and all employees are directed to cooperate as requested by members of the committee. The committee is empowered to retain persons having special competence as necessary to assist the committee in fulfilling its responsibility.

Responsibility

    The audit committee is to serve as a focal point for communication between noncommittee directors, the independent accountants, the CFO, the controller, and other Isco management, as their duties relate to financial accounting, reporting, and controls. The audit committee is to assist the board of directors in fulfilling its fiduciary responsibilities with respect to the accounting policies and the reporting practices of Isco and all subsidiaries and the sufficiency of auditing relative thereto. It is to be the board's principal agent in assuring the independence of Isco's independent accountants, the integrity of management and the adequacy of disclosures to its shareholders. The opportunity for the independent accountants to meet with the entire board as needed is not to be restricted, however. The audit committee members shall adhere to the requirements of the written audit committee charter.

Meetings

    The audit committee is required to review all 10Q and 10K documents submitted to the SEC prior to their filing with the SEC. To meet this requirement the audit committee will meet a minimum of four times each year. The audit committee may meet more often as needed.

Attendance

    Members of the audit committee are to be present at all meetings. As necessary or desirable, the committee chairperson may request, the CFO, the controller, other members of management, and representatives of the independent accountants be present at meetings of the committee.

Minutes

    Minutes of each meeting are to be prepared and distributed to committee members and the Isco directors who are not members of the committee. The minutes shall be submitted to the assistant secretary of the corporation for permanent filing.

Specific Duties

    The audit committee is to:

  1.
  Inform the independent accountants and management that the independent accountants and the committee may communicate with each other at all times; and the committee chairperson may call a meeting whenever he/she deems it necessary.

  2.
  Review with the CFO, Controller, other Isco management, and the independent accountants Isco's general policies and procedures to reasonably assure the adequacy of internal accounting and financial reporting controls.

  3.
  Have a sound understanding, through the combined efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements. Further, the committee is to make, or cause to be made, all necessary inquiries of management and the independent accountants concerning established standards of corporate conduct and performance, and deviations therefrom.

  4.
  Review, prior to the annual audit, the scope and general extent of the independent accountants' audit examination, including their engagement letter. The independent accountants' fees are to be arranged with management and annually summarized for committee review. The committee's review should include an understanding from the independent accountants of the factors considered in determining the scope of the audit, including:

    a.
    Industry and business risk characteristics of Isco

    b.
    External reporting requirements

    c.
    Materiality of the various segments of Isco's consolidated and non-consolidated activities

    d.
    Quality of Isco's internal accounting controls

    e.
    The extent of internal audit procedures in place to assist in the audit examination

    f.
    Other areas to be covered during the audit engagement

  5.
  Have a sound understanding, including the risks and challenges, regarding the financial reporting of all related party transactions and examine potential conflict of interest situations.

  6.
  Review with management the extent of nonaudit services planned to be provided by the independent accountants, in relation to the objectivity needed in the audit.

  7.
  Review with the CFO, Controller, other Isco management, and the independent accountants, instances where management has obtained "second opinions" from other accountants.

  8.
  Review with the CFO, Controller, and other Isco management, and the independent accountants, upon completion of their audit, the financial results for the year. At the discretion of the Committee this review may be made prior to releasing the financial results to the public. This review is to encompass:

    a.
    Isco's annual report to shareholders and Form 10-K, including the financial statements and supplemental disclosures required by generally accepted accounting principles and the Securities and Exchange Commission

    b.
    Significant transactions that are not a normal part of Isco's operations

    c.
    Changes, if any, during the year in Isco's accounting principles or their application

    d.
    Significant adjustments proposed by the independent accountants

  9.
  Evaluate the cooperation received by the independent accountants during their audit examination, including their access to all requested records, data, and information. Also, elicit the comments of the CFO, Controller, and other Isco management regarding the responsiveness of the independent accountants to Isco's needs. Inquire of the independent accountants whether there have been any disagreements with management that if not satisfactorily resolved would have caused them to issue a nonstandard report on Isco's financial statements.

  10.
  Discuss with the independent accountants the quality of Isco's financial and accounting personnel, and any relevant recommendations that the independent accountants may have regarding "material weaknesses" or "reportable conditions." Topics to be considered during this discussion include improvement in the internal financial controls, the selection of accounting principles, and management reporting systems. Review written responses of management to the "letter of comments and recommendations" from the independent accountants.

  11.
  Discuss with the CFO, Controller, and other Isco management the scope and quality of internal accounting and financial reporting controls in effect.

  12.
  Inform the Board of Directors, through minutes and special presentations as necessary, of significant developments in the course of performing the foregoing duties.

  13.
  Perform an annual review of the written audit committee charter and recommend to the Board of Directors any changes.

  14.
  Recommend to the Board of Directors the retention or replacement of the independent accountants.

  15.
  Ensure that the outside auditors have submitted a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations.

Isco, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS DECEMBER 13, 2001.

The undersigned hereby constitutes and appoints ROBERT W. ALLINGTON and DALE L. YOUNG, or either of them, with full power to act alone, or any substitute appointed by either of them as the undersigned's agents, attorneys and proxies to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of Isco, Inc., to be held at Isco, Inc., 4700 Superior Street, Lincoln, Nebraska, on the 13th day of December 2001, at 2:00 p.m., or any adjournments thereof, as indicated below.

(1)	Election of Directors (The Board of Directors recommends voting "FOR" all nominees.)
Nominees: Robert W. Allington, James L. Linderholm, and Dale L. Young.
	/ /	Vote For all three nominees (except as marked to the contrary below)
	/ /	Withhold authority to vote for all three nominees
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the following space.
(2)	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.

Dated:	, 2001

Signature of Shareholder

Signature of Shareholder
Please sign exactly as your name appears at the left. When signing as attorney, executor, administrator, trustee, guardian or conservator, give full title. All joint tenants must sign.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
/ / I (we) plan to attend the Annual Meeting.

QuickLinks

PROXY STATEMENT
  Exhibit A
Audit Committee Charter